SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 15, 2004
                                                          -------------

                           FRANKLIN ELECTRIC CO., INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                INDIANA                    0-362            35-0827455
                -------                    -----            ----------
     (STATE OR OTHER JURISDICTION OF    (COMMISSION      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)    FILE NUMBER)    IDENTIFICATION NO.)

             400 EAST SPRING STREET
                BLUFFTON, INDIANA                            46714
                ------------------                           -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                (260) 824-2900
                                 -------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 7.  Financial Statements, Pro Forma Financial Information and
------------------------------------------------------------------
Exhibits
--------

The following exhibit is furnished pursuant to Item 12: (99) Press Release, dated July 15, 2004 issued by Franklin Electric Co., Inc.

Item 12.  Disclosure of Results of Operations and Financial Condition
---------------------------------------------------------------------

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

On July 15, 2004, Franklin Electric Co., Inc. issued a press release announcing its second-quarter 2004 earnings. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.





                                   SIGNATURES
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       FRANKLIN ELECTRIC CO., INC.
                                       ---------------------------
                                              (Registrant)




Date July 16, 2004              By  /s/ Gregg C. Sengstack
     ---------------                -------------------------------
                                    Gregg C. Sengstack, Senior Vice
                                    President, Chief Financial
                                    Officer and Secretary (Principal
                                    Financial and Accounting Officer)

Exhibit Index
-------------

EXHIBIT NO. (99) Press release, dated July 15, 2004 issued by Franklin Electric Co., Inc.

                                                            EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release
-------------

For Immediate Release                          For Further Information
                                          Refer to: Gregg C. Sengstack
                                                          260-824-2900

                             FRANKLIN ELECTRIC COMPANY
                          REPORTS RECORD INCOME AND SALES
                           FOR THE SECOND QUARTER OF 2004

BLUFFTON, INDIANA - JULY 15, 2004 -- Franklin Electric Co., Inc.
(NASDAQ:FELE) reported record second quarter 2004 net income of $10.9 million, an increase of 16 percent from $9.4 million for the same period a year ago. Diluted earnings per share for the second quarter were $0.48, a 14 percent increase from $0.42 for the second quarter of 2003.

In the third quarter of 2003, the Company announced its global manufacturing realignment program. A program that - when substantially complete by the third quarter of 2005 - will result in moving a significant amount of production to lower cost regions of the world as well as a consolidation of certain manufacturing operations. As previously disclosed, the Company projected it will incur approximately $10 million of pre-tax restructuring expenses as this program is implemented between the first quarter of 2004 and the fourth quarter of 2005. Included in the above results for the second quarter of 2004 are restructuring expenses of $1.4 million pre-tax ($0.9 million after tax).

Sales for 2004 were a second quarter record $106.1 million, an increase of $12.3 million or 13 percent from $93.8 million for the same period a year ago. Foreign currencies, particularly the euro, strengthened relative to the U.S. dollar since the second quarter of 2003. The impact of this change in exchange rates was $1.9 million increase in the Company's reported second quarter 2004 sales from its operations outside of North America compared to the same period in 2003.

Operating earnings in the second quarter of 2004 were a record $17.1 million, up $3.0 million or 21 percent compared to $14.2 million a year ago. The improvement in operating earnings was primarily driven by the record sales and was partially offset by the restructuring expenses discussed above and increased costs of certain commodities used in the manufacture of electric motors.

R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "We are pleased with the continued broad based strength of our operations. Sales have continued to increase across all markets, in particular, sales of our electronic drives and controls have accelerated."

"Our manufacturing realignment continues on schedule and on budget. Last week we notified personnel in Italy that we will be consolidating the operations of our Motta di Livenza, Italy factory into our existing Wittlich, Germany and expanding Brno, Czech Republic factories. Approximately 70 employees will be affected. This is the final part of our previously announced manufacturing realignment."

Severance and other costs of our consolidation in Europe as well as the costs of completion of the previously announced Fueling Systems consolidation and the ramp-up of our Linares facility are anticipated to be approximately $4 million (pre-tax) in the last half of 2004, with the majority of those costs to be incurred in the third quarter. With the $2 million of pre-tax costs already incurred in the first half of 2004, the total cost of the manufacturing realignment program for 2004 is anticipated to be $6 million pre-tax. Further, as previously disclosed, we continue to anticipate $4 million of pre-tax costs, to be incurred principally in 2005, to complete the manufacturing realignment in North America and Europe.

Sales of submersible motors in the North America market were up about 11 percent compared to the second quarter of 2003. Sales increased in both residential and agricultural end markets. SubDrive(tm) family of electronic drives unit sales increased 53 percent from the same period for 2003. We are adding additional production capacity to keep up with this growing demand. We have started the eighteen month ramp up of our new 150,000 sq. ft. Linares, Mexico motor manufacturing plant as well.

Submersible motor sales outside North America were up about 10 percent (when comparing both quarters at the current year exchange rate). Sales were up in all significant end markets: Europa (Europe, the Middle East and North Africa), South Africa and Asia/Pacific. The new warehouse at our Wittlich facility is complete; the expansion of our major manufacturing plant in Brno, Czech Republic, is under roof and the facility is producing a newly designed six inch water systems motor.

Fueling system product sales increased approximately 15 percent compared to the second quarter of 2003 driven, in particular, by the 37 percent increase in sales of INCON brand electronic monitoring equipment. We have completed the move of the EBW and APT operations from Muskegon, Michigan to our new state-of-the-art manufacturing and distribution facility in Madison, Wisconsin. FE Petro manufacturing will be moved next month, completing the consolidation of these three operations.

Second quarter sales of industrial motor products continued to increase modestly. At the end of the quarter, we were pleased to learn that two major food processors had advised plant personnel across the country to use HydroDuty(tm) washdown motors in their toughest applications. The Company will expand the HydroDuty(tm) product line offering later this year.

Franklin Electric, a technical leader in electric motors, drives and controls, is the world's largest manufacturer of submersible water and fueling systems motors, a manufacturer of underground fueling systems hardware and flexible piping systems and a leader in engineered industrial motor products.

                                     ########

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, supply constraints, technology factors, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.

                            FRANKLIN ELECTRIC CO., INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

                                Second Quarter Ended       First Half Ended
                                --------------------       ----------------
                                July 3,     June 28,      July 3,   June 28,
                                  2004        2003          2004      2003
                                  ----        ----          ----      ----
Net sales                      $106,144     $93,840      $186,351   $163,618
Cost of sales                    71,632      64,757       128,219    114,860
                               --------     -------      --------   --------
Gross profit                     34,512      29,083        58,132     48,758

Selling and administrative
 expenses                        16,003      14,913        30,981     28,790
Restructuring expense             1,387         -           1,952        -
                               --------     -------      --------   --------
Operating income                 17,122      14,170        25,199     19,968

Interest expense                    (93)       (325)         (199)      (662)
Other income                         10         101            28        387
Foreign exchange gain/(loss)       (174)        231          (224)       682
                               --------     -------      --------   --------
Income before income taxes       16,865      14,177        24,804     20,375

Income taxes                      5,987       4,809         8,805      6,979
                               --------     -------      --------   --------
Net income                     $ 10,878     $ 9,368      $ 15,999   $ 13,396
                               ========     =======      ========   ========
Net income per share:
 Basic                         $   0.50     $  0.44      $   0.73   $   0.62
                               ========     =======      ========   ========
 Diluted                       $   0.48     $  0.42      $   0.70   $   0.60
                               ========     =======      ========   ========

Weighted average shares and
 equivalent shares outstanding:
  Basic                          21,952      21,544        21,928     21,536
                               ========     =======      ========    =======
  Diluted                        22,897      22,480        22,864     22,480
                               ========     =======      ========    =======

                            FRANKLIN ELECTRIC CO., INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                    July 3,             Jan. 3,
                                                   2004                2004
                                                   ----                ----
ASSETS:

Cash and equivalents                              $ 28,848           $ 29,962
Receivables                                         37,286             29,194
Inventories                                         67,314             54,653
Other current assets                                13,003             14,232
                                                  --------           --------
Total current assets                               146,451            128,041

Property, plant and equipment, net                  86,672             83,916
Goodwill and other assets                           72,112             70,014
                                                  --------           --------
Total assets                                      $305,235           $281,971
                                                  ========           ========
LIABILITIES AND SHAREOWNERS' EQUITY:

Current maturities of long-term
 debt and short-term borrowings                   $  1,383           $  1,392
Accounts payable                                    18,133             15,958
Accrued liabilities                                 36,287             28,051
                                                  --------           --------
Total current liabilities                           55,803             45,401

Long-term debt                                      14,532             14,960
Deferred income taxes                                4,354              4,354
Employee benefit plan obligations                   18,474             18,697
Other long-term liabilities                          5,762              5,621

Shareowners' equity                                206,310            192,938
                                                  --------           --------
Total liabilities and shareowners' equity         $305,235           $281,971
                                                  ========           ========

                               FRANKLIN ELECTRIC CO., INC.
                          CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)                                            July 3,    June 28,
                                                           2004        2003
                                                           ----        ----

Cash flows from operating activities:
 Net income                                              $ 15,999   $ 13,396
 Adjustments to reconcile net income to net
  cash flows from operating activities:
  Depreciation and amortization                             7,758      6,750
  Loss on disposals of plant and equipment                      7        368
  Changes in assets and liabilities:
   Receivables                                             (8,163)    (6,203)
   Inventories                                            (12,904)   (12,401)
   Accounts payable and other accrued expenses             12,258       (253)
   Employee benefit plans                                  (3,713)    (3,709)
   Other, net                                               1,173       (357)
                                                         --------   --------
Net cash flows from operating activities                   12,415     (2,409)
                                                         --------   --------
Cash flows from investing activities:
 Additions to plant and equipment                         (10,110)    (3,932)
 Proceeds from sale of plant and equipment                    -          216
 Additions to deferred assets                                  (5)      (421)
                                                         --------   --------
Net cash flows from investing activities                  (10,115)    (4,137)
                                                         --------   --------
Cash flows from financing activities:
 Borrowing on long-term debt                                  -        6,648
 Repayment of long-term debt                                 (414)      (224)
 Borrowing on line of credit and short-term borrowings        -        8,000
 Repayment of line of credit and short-term borrowings        -       (8,006)
 Proceeds from issuance of common stock                     3,034      2,390
 Purchases of common stock                                 (3,091)    (9,782)
 Reduction of loan to ESOP Trust                              232        233
 Dividends paid                                            (3,296)    (2,905)
                                                         --------   --------
Net cash flows from financing activities                   (3,535)    (3,646)
                                                         --------   --------
Effect of exchange rate changes on cash                       121        771
                                                         --------   --------
Net change in cash and equivalents                         (1,114)    (9,421)
Cash and equivalents at beginning of period                29,962     20,133
                                                         --------   --------
Cash and equivalents at end of period                    $ 28,848   $ 10,712
                                                         ========   ========